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                                                                    Exhibit 23.5



Independent Auditors' Consent



We consent to the incorporation by reference in this Registration Statement of Gerald Stevens, Inc. on Form S-8 of our report on Calyx & Corolla, Inc. dated August 21, 1998, appearing in the Current Report on Form 8-K/A, of Gerald Stevens, Inc., and incorporated by reference into Amendment No. 3 to Registration Statement (No. 333-78597) on Form S-3 of Gerald Stevens, Inc.


/s/ Deloitte & Touche LLP

San Francisco, California
August 23, 1999